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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 3, 2002


                         CRESCENT FINANCIAL CORPORATION

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             (Exact name of Registrant as specified in its charter)




    North Carolina               000-32951                     56-2259050
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(State or other           (Commission File No.)    (IRS Employer Identification
 jurisdiction of                                     number)
 incorporation)

                1005 High House Road, Cary, North Carolina 27513
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                    (Address of principal executive offices)

Registrant's telephone number, including area code (919) 460-7770

                                 Not Applicable
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                 (Former address of principal executive offices)


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Item 5.  Other Events and Regulation FD Disclosure.
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The Registrant filed a Registration Statement with the Securities and Exchange
Commission on May 3, 2002 to register 690,000 shares of its common stock in a combined rights offering and public offering. Shareholders of record on May 3, 2002 will be entitled to purchase one share for every ten shares owned on that date. Oversubscriptions, to the extent shares are available, will be permitted. A total of 145,000 shares will be available for purchase in the rights offering. Any shares not purchased, together with an additional 455,000 shares, will be offered to the general public by McKinnon & Company, Inc. as underwriter on a best efforts basis. This number may, at the Registrant's option, be increased by 90,000 shares. The offering proceeds will be used to expand Registrant's loan and investment portfolios, to provide capital to support growth and for general corporate purposes.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CRESCENT FINANCIAL CORPORATION



                                            By:      /s/ Michael G. Carlton
                                                     ----------------------
                                                     Michael G. Carlton
                                                     President and Chief
                                                     Executive Officer

Dated: May 3, 2002



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                                  EXHIBIT INDEX
                                  -------------

          Exhibit                             Description
          Number                              of Exhibit
          -------                             -----------

            99.1                             Press Release

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